Exhibit 99.1

Coffee Holding Co., Inc. Reports Year End Results

Year End Results

STATEN ISLAND, New York – January 23, 2015. Coffee Holding Co., Inc. (Nasdaq: JVA) (the “Company”) today announced its operating results for the fiscal year ended October 31, 2014:

The Company had net income of $4,967,535, or $0.78 per share basic and diluted, for the fiscal year ended October 31, 2014 compared to a net loss of $(1,480,235), or $(0.23) per share basic and diluted for the fiscal year ended October 31, 2013. The increase in net income reflects the increased profitability of sales and the increased realized and unrealized gains of $3,739,264 on hedging activities during the year.

Net sales totaled $108,863,097 for the fiscal year ended October 31, 2014, a decrease of $25,117,662, or 18.8%, from $133,980,759 for the fiscal year ended October 31, 2013.  The decrease in net sales primarily reflects a decrease of 20% in pounds of green coffee sold during fiscal year 2014.  The Company believes that the decrease in pounds of green coffee sold resulted from a continued decrease in purchases by customers as a result of market volatility and a significant increase in coffee prices. Reduced sales of green coffee to one customer were partially offset by increased sales to new smaller specialty gourmet roasters at improved margins as the Company began reducing its inventory position into a rising market during the first half of 2014.

Cost of sales for the fiscal year ended October 31, 2014 was $93,334,118, or 85.7% of net sales, as compared to $128,011,678, or 95.5% of net sales, for the fiscal year ended October 31, 2013.  Cost of sales consists primarily of the cost of green coffee and packaging materials and realized and unrealized gains or losses on hedging activity.  The decrease in cost of sales reflects favorable inventory positions and rising coffee prices which allowed for improved margins during fiscal year 2014, and increased realized and unrealized gains on hedging activities of $3,739,264.

Gross profit for the fiscal year ended October 31, 2014 was $15,528,979, an increase of $9,559,898 from $5,969,081 for the fiscal year ended October 31, 2013.  Gross profit as a percentage of net sales increased to 14.3% for the fiscal year ended October 31, 2014 from 4.5% for the fiscal year ended October 31, 2013.  The increase in margins reflects realized and unrealized gains in the Company’s hedging activities and favorable inventory positions.

Total operating expenses increased $5,542 to $7,527,452 for the fiscal year ended October 31, 2014 from $7,521,910 for the fiscal year ended October 31, 2013.  Selling and administrative expenses decreased $71,767, or 1.03%, to $6,868,052 for the fiscal year ended October 31, 2014 from $6,939,819 for the fiscal year ended October 31, 2013.  Officers’ salary increased $77,309 or 13.3% to $659,400 for the fiscal year ended October 31, 2014 from $582,091 for the fiscal year ended October 31, 2013.

“We are pleased to report to our shareholders a significant improvement over last year’s results. We believe we have turned the corner in finding the correct balance in sales mix within our different areas of business, which we expect to simultaneously allow us to achieve both our targeted level of gross profitability along with increases in revenue for the foreseeable future” said Andrew Gordon, President & CEO.

About Coffee Holding

Coffee Holding is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. Coffee Holding has been a family-operated business for three generations and has remained profitable through varying cycles in the coffee industry and the economy. The Company’s private label and branded coffee products are sold throughout the United States, Canada and abroad to supermarkets, wholesalers, and individually owned and multi-unit retail customers.

Any statements that are not historical facts contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company’s outlook on future margin performance and its share repurchase program. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  All statements other than statements of historical fact are statements that could be forward-looking statements.  We have based these forward-looking statements upon information available to management as of the date of this release and management’s expectations and projections about certain future events. It is possible that the assumptions made by management for purposes of such statements may not materialize. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, hedging activities, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions, and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

COFFEE HOLDING CO., INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
OCTOBER 31, 2014 AND 2013

	2014	2013

- ASSETS -
CURRENT ASSETS:
Cash	$3,782,639	$4,035,669
Accounts receivable, net of allowances of $144,000 for 2014 and 2013	15,419,860	12,362,792
Inventories	15,210,153	9,373,018
Prepaid green coffee	467,155	439,290
Prepaid expenses and other current assets	260,112	336,494
Prepaid and refundable income taxes	759	1,000,317
Deferred income tax asset	343,657	1,330,666
TOTAL CURRENT ASSETS	35,484,335	28,878,246

Machinery and equipment, at cost, net of accumulated depreciation of $3,704,802 and $3,130,902 for 2014 and 2013, respectively	1,991,094	2,060,350
Customer list and relationships, net of accumulated amortization of $33,750 and $26,250 for 2014 and 2013, respectively	116,250	123,750
Trademarks	180,000	180,000
Goodwill	440,000	440,000
Equity method investments	97,404	98,178
Deposits and other assets	643,549	618,498
TOTAL ASSETS	$38,952,632	$32,399,022
- LIABILITIES AND STOCKHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$8,693,100	$7,244,822
Line of credit	2,498,458	1,229,182
Due to broker	484,924	984,040
Income taxes payable	331,051	-
TOTAL CURRENT LIABILITIES	12,007,533	9,458,044

Deferred income tax liabilities	165,157	145,666
Deferred rent payable	209,640	195,452
Deferred compensation payable	515,549	515,498
TOTAL LIABILITIES	12,897,879	10,314,660
STOCKHOLDERS’ EQUITY:
Coffee Holding Co., Inc. stockholders’ equity:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized; none issued	-	-
Common stock, par value $.001 per share; 30,000,000 shares authorized, 6,456,316 shares issued; 6,215,894 and 6,372,309 shares outstanding for 2014 and 2013	6,456	6,456
Additional paid-in capital	15,904,109	15,904,109
Retained earnings	11,079,168	6,111,633
Less: Treasury stock, 240,422 and 84,007 common shares, at cost for 2014 and 2013	(1,267,862)	(272,133)
Total Coffee Holding Co., Inc. Stockholders’ Equity	25,721,871	21,750,065
Noncontrolling interest	332,882	334,297
TOTAL EQUITY	26,054,753	22,084,362
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$38,952,632	$32,399,022

COFFEE HOLDING CO., INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FISCAL YEARS ENDED OCTOBER 31, 2014 AND 2013

	2014	2013
NET SALES	$108,863,097	$133,980,759

COST OF SALES (which include purchases of approximately $17.5 million and $31.2 million in fiscal years 2014 and 2013, respectively, from a related party)	93,334,118	128,011,678

GROSS PROFIT	15,528,979	5,969,081

OPERATING EXPENSES:
Selling and administrative	6,868,052	6,939,819
Officers’ salaries	659,400	582,091
TOTAL	7,527,452	7,521,910
INCOME (LOSS) FROM OPERATIONS	8,001,527	(1,552,829)
OTHER INCOME (EXPENSE):
Interest income	44,962	43,144
Loss from equity method investments	(774)	(105,781)
Interest expense	(80,493)	(106,184)
TOTAL	(36,305)	(168,821)
INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES AND
NON-CONTROLLING INTEREST IN SUBSIDIARY	7,965,222	(1,721,650)

Provision (benefit) for income taxes	2,947,102	(393,767)

NET INCOME (LOSS) BEFORE NON-CONTROLLING INTEREST IN SUBSIDIARY	5,018,120	(1,327,883)
Less: Net income attributable to the non-controlling interest in subsidiary	(50,585)	(152,352)

NET INCOME (LOSS) ATTRIBUTABLE TO COFFEE HOLDING CO., INC.	$4,967,535	$(1,480,235)

Basic and diluted earnings (loss) per share	$.78	$(.23)

Dividends declared per share	$.00	$.06

Weighted average common shares outstanding:
Basic and diluted	6,333,212	6,372,309

COFFEE HOLDING CO., INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FISCAL YEARS ENDED OCTOBER 31, 2014 AND 2013

	2014	2013
OPERATING ACTIVITIES:
Net income (loss)	$5,018,120	$(1,327,883)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	581,400	506,934
Unrealized (gain) on commodities	(499,116)	(383,349)
Loss on equity method investments	774	105,781
Deferred rent	14,188	28,784
Deferred income taxes	1,006,500	(515,000)
Changes in operating assets and liabilities:
Accounts receivable	(3,057,068)	270,336
Inventories	(5,837,135)	2,434,063
Prepaid expenses and other current assets	76,382	367,519
Prepaid green coffee	(27,865)	(289,290)
Prepaid and refundable income taxes	999,558	(937,554)
Accounts payable and accrued expenses	1,448,278	(3,531,885)
Deposits and other assets	(25,001)	16,407
Income taxes payable	331,051	(21,122)
Net cash provided by (used in) operating activities	30,066	(3,276,259)

INVESTING ACTIVITIES:
Proceeds from disposition of equity method investment	-	232,069
Purchases of machinery and equipment	(504,644)	(768,029)
Net cash used in investing activities	(504,644)	(535,960)

FINANCING ACTIVITIES:
Advances under bank line of credit	4,051,522	6,821,366
Principal payments under bank line of credit	(2,782,245)	(6,154,684)
Purchase of treasury stock	(995,729)	-
Payment of dividend	(52,000)	(387,377)
Net cash provided by financing activities	221,548	279,305

NET DECREASE IN CASH	(253,030)	(3,532,914)

CASH, BEGINNING OF PERIOD	4,035,669	7,568,583

CASH, END OF PERIOD	$3,782,639	$4,035,669

	2014	2013
SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
Interest paid	$73,692	$108,608
Income taxes paid	$1,432,777	$803,626

Schedule of noncash investing and financing activities:

Proceeds from disposition of equity method investment:

	2014	2013

Inventory received	$-	$503,500
Settlement of accounts payable	-	992,402
Total noncash proceeds	$-	$1,495,902